Exhibit 99.1

Schedule 1

CONTROL PERSONS AND EXECUTIVE OFFICERS OF REPORTING PERSONS

The name, business address, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, of each of the executive officers and other control persons of the Reporting Persons are set forth below:

Name and Business Address	Capacity in which Serves Yorktown XI Associates LLC	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted
W. Howard Keenan, Jr. 410 Park Avenue 20th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 20th Floor New York, New York 10022

Tomás R. LaCosta 410 Park Avenue 20th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 20th Floor New York, New York 10022

Bryan H. Lawrence 410 Park Avenue 20th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 20th Floor New York, New York 10022

Bryan R. Lawrence 410 Park Avenue 20th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 20th Floor New York, New York 10022

Peter A. Leidel 410 Park Avenue 20th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 20th Floor New York, New York 10022

Robert A. Signorino, Jr. 410 Park Avenue 20th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 20th Floor New York, New York 10022